                                                                   EXHIBIT 99(e)


                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
        OFFER TO REDUCE THE EXERCISE PRICE OF CLASS B WARRANTS TO $7.50
                                 TO HOLDERS OF
                        THE COMPANY'S CLASS B WARRANTS
                             FOR EXERCISES BEFORE
                               DECEMBER 24, 1996

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THE OFFER WILL EXPIRE ON TUESDAY, DECEMBER 24, 1996, AT 5:00 P.M., NEW YORK CITY
TIME, UNLESS EXTENDED. WITHDRAWAL RIGHTS WILL ALSO EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, DECEMBER 24, 1996. IN ADDITION, THE CLASS B WARRANTS WILL CEASE TO BE EXERCISABLE ON JANUARY 16, 1997, AT 5:00 P.M., NEW YORK CITY TIME, AND ALL CLASS B WARRANTS NOT EXERCISED PRIOR TO THAT TIME WILL BE REDEEMED ON JANUARY 17, 1997 FOR $.05 PER CLASS B WARRANT.
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                                                               November 25, 1996

To Our Clients:

     Enclosed for your consideration are the Exercise Offer/Prospectus and the blue Letter of Transmittal (which together constitute the "Offer") relating to the offer by Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), to the holders (the "Holders") of the Company's Class B Redeemable Stock Purchase Warrants (the "Class B Warrants") who exercise their Class B Warrants pursuant to the Exercise Offer, to reduce the exercise price of Class B Warrants to $7.50 per share (from $9.75 per share) for each Class B Warrant so exercised, in each case if and only if a Holder exercises his or her Class B Warrants prior to 5:00 P.M., New York City Time, on December 24, 1996, unless such date is extended by the Company as described in the Exercise Offer/Prospectus (such date, or such date as so extended, being referred to as the "Expiration Date"), upon the terms and subject to the conditions set forth in the Exercise Offer/Prospectus, dated November 20, 1996 (the "Exercise Offer/Prospectus") and the related blue Letter of Transmittal. Holders whose certificates for such Class B Warrants (the "Warrant Certificates") are not immediately available or who cannot deliver their Warrant Certificates and all other required documents to the Warrant Agent on or prior to the Expiration Date, or who cannot complete the procedures for book-entry exercise on a timely basis, must exercise their Class B Warrants according to the guaranteed delivery procedures set forth under the caption "The Exercise Offer and Warrant Redemption-Procedures for Exercising Class B Warrants-Guaranteed Delivery" in the Exercise Offer/Prospectus.

     WE ARE THE HOLDER OF RECORD OF CLASS B WARRANTS HELD BY US FOR YOUR ACCOUNT. AN EXERCISE OF SUCH CLASS B WARRANTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXERCISE CLASS B WARRANTS HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us exercise on your behalf any or all Class B Warrants held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The exercise price is $7.50 per share upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer is being made for the exercise of any and all outstanding Class B Warrants.

          3. The Offer is subject to certain conditions. See "The Exercise Offer and Warrant Redemption-Certain Conditions of the Exercise Offer" in the Exercise Offer/Prospectus.

          4. Exercising Holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the exercise of Class B Warrants pursuant to the Offer.

          5. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, December 24, 1996, unless the Offer is extended.

          6. Exercise of Class B Warrants pursuant to the Offer will in all cases be accepted only after timely receipt by American Stock Transfer & Trust Company (the "Warrant Agent") of (a) Warrant Certificates or timely confirmation of the book-entry exercise of such Class B Warrants into the account maintained by the Warrant Agent at The Depository Trust Company, Pacific Securities Trust Company or Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth under the caption "The Exercise Offer and Warrant Redemption-Procedures for Exercising Class B Warrants-Book-Entry Exercise" in the Exercise Offer/Prospectus, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Exercise Offer/Prospectus) in connection with a book-entry delivery, (c) a certified or bank check payable to "Interactive Flight Technologies, Inc." in the amount of $7.50 per share exercised in the Offer, and (d) any other documents required by the Letter of Transmittal. Accordingly, issuances of the securities issuable upon exercise of the Class B Warrants may not be made to all exercising Holders at the same time depending upon when Warrant Certificates or confirmations of book-entry transfer of such Class B Warrants into the Warrant Agent's account at the Book-Entry Transfer Facility are actually received by the Warrant Agent.

          7. Pursuant to the Company's Notice of Redemption dated October 23, 1996, enclosed herewith, ALL CLASS B WARRANTS NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON JANUARY 16, 1997, WILL BE REDEEMED ON JANUARY 17, 1997 FOR $.05 PER CLASS B WARRANT.

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

     If you wish to have us exercise any or all of the Class B Warrants held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the exercise of your Class B Warrants, all such Class B Warrants will be exercised unless otherwise specified on the next page of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit an exercise on your behalf prior to the expiration of the Offer.

     THE OFFER IS NOT BEING MADE TO (NOR WILL EXERCISES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF CLASS B WARRANTS RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. HOWEVER, THE COMPANY MAY, IN ITS DISCRETION, TAKE SUCH ACTION AS IT MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF CLASS B WARRANTS IN SUCH JURISDICTION.

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

                    INSTRUCTIONS WITH RESPECT TO THE OFFER
     BY INTERACTIVE FLIGHT TECHNOLOGIES, INC. TO REDUCE THE EXERCISE PRICE
                         OF CLASS B WARRANTS TO $7.50

     The undersigned acknowledge(s) receipt of the Exercise Offer/Prospectus, dated November 20, 1996 (the "Exercise Offer/Prospectus") and the blue Letter of Transmittal (which document, together with the Exercise Offer/Prospectus, constitutes the "Offer") in connection with the offer by Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), to the holders (the "Holders") of the Company's Class B Redeemable Stock Purchase Warrants (the "Class B Warrants") who exercise their Class B Warrants pursuant to the Exercise Offer, to reduce the exercise price of Class B Warrants to $7.50 per share (from $9.75 per share) for each Class B Warrant so exercised, in each case if and only if a Holder exercises his or her Class B Warrants prior to 5:00 P.M., New York City Time, on December 24, 1996, unless such date is extended by the Company.

     This will instruct you to exercise any or all Class B Warrants which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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Number of Class B Warrants to Be
Exercised:  ___________ Class B Warrants

Date:_______________________________
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                                   SIGN HERE

Signature(s)_________________________________________________________________

(Print Name(s))______________________________________________________________

(Print Address(es))__________________________________________________________

(Area Code and Telephone Number(s))__________________________________________

(Taxpayer Identification or
Social Security Number(s))___________________________________________________
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